SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): June 15, 2001



                         Commission File Number: 0-25878

                             ILM I LEASE CORPORATION
                             -----------------------
             (Exact name of registrant as specified in its charter)


        Virginia                                               04-3248637
 -----------------------                                    (I.R.S. Employer
 (State of organization)                               ------------------------
                                                          Identification No.)

1750 Tysons Boulevard, Suite 1200, Tysons Corner, Virginia          22102
----------------------------------------------------------     ----------------
(Address of principal executive office)                          (Zip Code)


                                 (888) 257-3550
                                 --------------
             (Registrant's telephone number, including area code)

ITEM 5.     OTHER EVENTS.

      On June 15, 2001, upon a motion for judicial dissolution brought by ILM I Lease Corporation (the "Company"), a Virginia Circuit Court residing in Fairfax County, Virginia (the "Court"), granted such motion and ordered that the Company immediately be liquidated, dissolved and its affairs wound up, all pursuant to the Virginia Stock Corporation Act. The Company sought this relief because since August 15, 2000, the Company's operations permanently ceased, the Company no longer is a going concern and is nearly insolvent. In addition, the Company lacks financial, administrative and other resources sufficient to seek shareholder approval of such liquidation, dissolution and winding-up.

      The Company believes that, upon liquidation, it will be able to pay in full all of its creditors and, to the extent any assets are then remaining (which the Company is unable to ascertain at this time), the Company would seek to pay to its shareholders a liquidating distribution. However, the Company believes that after the payment of creditors, the amount of the per share liquidating distribution, if any, would be nominal.

      Upon the winding up of the Company's affairs, the Company intends to seek a court order terminating the Company's corporate existence.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (a)   Not Applicable.

      (b)   Not Applicable.

      (c) The following Exhibits are filed as part of this Current Report on Form 8-K:

            99.1   Press  Release  relating  to  Judicial  Dissolution  of the
                   Company.

                                        SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ILM I LEASE CORPORATION


                                    By:   /s/Jeffry R. Dwyer
                                          -------------------
                                          Jeffry R. Dwyer
                                          President


Dated:  June 29, 2001

                                  EXHIBIT INDEX
                                  -------------

                                                                   Page No.

99.1  Press Release relating to Judicial                              4
      Dissolution of the Company.